                                                                   EXHIBIT 10.27

     NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

     THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON NOVEMBER ___, 2008 (the "EXPIRATION DATE").

No. __________

                         NORTHWEST BIOTHERAPEUTICS, INC.

                        WARRANT TO PURCHASE COMMON SHARES

     For VALUE RECEIVED, ____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Northwest Biotherapeutics, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Seattle time, on the Expiration Date (as defined above), at an exercise price per share equal to $0.__ [Insert closing price on date of closing] (the exercise price in effect being herein called the "Warrant Price"), ______ shares ("Warrant Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise.

          (a) Manner of Exercise. This Warrant may be exercised at any time or from time to time, on any business day, for all or part of the full number of Warrant Shares during the period of time described above, by surrendering it at the principal office of the Company at 22322 20th Avenue SE, Suite 150, Bothell, Washington 98021, with the subscription form in the form attached hereto duly executed, together with payment for the Warrant Shares to be purchased, payable in cash, cashier's check and/or wire transfer of immediately available funds. Subject to Section 3(b) below, no other form of consideration shall be acceptable for the exercise of this Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise together with delivery of payment therefor as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on such date. As soon as practicable on or after such date, and in any event within 20 days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. Upon any partial exercise, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant Shares not previously purchased. No fractional shares of Common Stock shall be issued upon exercise of a Warrant. In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, as determined in good faith by the Company.

          (b) Net Exercise. In lieu of cash exercising this Warrant, Holder may elect to receive Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

                                     Y (A - B)
                                 X = ---------
                                         A

     Where:

     X = The number of shares of Common Stock to be issued to the Holder.

     Y = The number of shares of Common Stock purchasable under this Warrant.

     A = The then current Market Price of one share of the Company's Common
         Stock at the time of exercise.

     B = The Exercise Price (as adjusted to the date of such calculations).

          For purposes of this Section 3(b), the Market Price shall be determined in accordance with the provisions of Section 8(b)

     Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the average of the high bid and the low ask price quoted on the OTC Bulletin Board on the last trading day prior to the Valuation Date; or (d) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq or the OTC Bulletin Board, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company. Such adjustment shall be made successively whenever such a payment date is fixed.

          (c) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (d) Except as provided in subsection (e) of this Section 8, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (d)(l) through (d)(6) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold.

          For purposes of this subsection (d), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (d), other than Excluded Issuances (as defined in subsection (e) hereof).

          For purposes of this subsection (d), the following subsections (d)(l) to (d)(6) shall also be applicable:

               (d)(1) Issuance of Rights or Options. In case at any time during the term of this Warrant the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 8(d)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (d)(2) Issuance of Convertible Securities. In case the Company shall during the term of this Warrant in any manner issue (directly and not by assumption in a merger or otherwise) or sell any securities convertible into Common Stock, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of
          (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
          (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 8(d)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 8(d).

               (d)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(d)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(d)(l) or 8(d)(2), or the rate at which Convertible Securities referred to in subsections 8(d)(l) or 8(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 8(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 8(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the

          Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               (d)(4) Stock Dividends. Subject to the provisions of this Section 8(d), in case the Company shall during the term of this Warrant declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (d)(5) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (d)(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (d).

          (e) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) shares of Common Stock issued upon the conversion of the secured promissory notes, dated as of the date of the initial issuance of this Warrant, in an aggregate principal amount of $_______________ (the "Notes"), (D) shares of Common Stock issued upon the exercise of this Warrant and the other warrants issued in connection with the issuance of the Notes and initially covering an aggregate of ___________ shares of Common Stock (collectively, the "Company Warrants"), and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "Excluded Issuances").

          (f) Upon any adjustment to the Warrant Price pursuant to Section 8(d) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

     Section 9. Conversion. The Company shall deliver to the Holder notice of any merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Company (collectively a "Reorganization"), as a result of which the stockholders of the Company are to receive cash, stock or other property in exchange for Common Stock, no less than twenty (20) business days before the date scheduled for the Reorganization. Unless the Holder exercises this Warrant as provided in Section 3(a) prior to the date of the Reorganization, this Warrant shall be automatically converted as provided in Section 3(b) upon the effective date of the Reorganization.

     Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Mellon Investor Services LLC. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                                   If to the Company:

                                        Northwest Biotherapeutics, Inc.
                                        22322 20th Avenue S.E., Suite 150
                                        Bothell, Washington 98021
                                        Attention: Alton L. Boynton
                                        Fax: _____ ________

                                   With a copy to:

                                        Lane Powell Spears Lubersky LLP
                                        1420 Fifth Avenue, Suite 4100
                                        Seattle, Washington 98101-2338
                                        Attention: Thomas F. Grohman
                                        Fax: (206) 223-7107

     Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 16. Applicable Law; Dispute Resolution; Exclusive Procedure.

          (a) Governing Law.

     This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

          (b) Dispute Resolution; Exclusive Procedure.

               (1) Exclusive Procedure. Every controversy, claim, dispute or disagreement arising with respect to the formation, interpretation, performance, or breach of this Agreement, or any amendment hereto, (any "Dispute") will be resolved in accordance with this

Section 16(b), which sets forth the sole and exclusive procedure for the resolution of any Dispute.

               (2) Injunctive Relief. Notwithstanding anything herein to the contrary, the Company or the Warrantholder may, prior to invoking the procedure called for in this Section 16(b), seek a temporary restraining order or a preliminary injunction (an "Injunctive Action") pursuant to this paragraph. The Superior Court of the State of Washington in King County shall be the exclusive venue and have exclusive jurisdiction for all such Injunctive Actions. The Warrantholder and the Company stipulate and agree for the purposes of any Injunctive Action that all real and personal property of the Company and the Warrantholder relevant to such Injunctive Action will be deemed to be within the jurisdiction of the Superior Court of the State of Washington in King County. Other than the foregoing stipulation regarding matters and property subject to Injunctive Action, any party bringing an Injunctive Action pursuant to this agreement must make a showing of the requisites for such Injunctive Action in such court. This provision for Injunctive Actions is the sole and exclusive process by which any party shall maintain any Injunctive Action, and shall be limited to those cases in which emergency access to the court is necessary to prevent immediate and irreparable harm in the interim period until the agreed upon dispute resolution provisions of this Section 16(b) can be carried out.

               (3) Negotiation. The Warrantholder or the Company, seeking resolution of a Dispute, must request in writing that a good faith negotiation ("Negotiation Effort") be carried on following any request for a Negotiation Effort, the Company and the Warrantholder shall negotiate in good faith for a period of thirty (30) days (the "Negotiation Period"). The Negotiation Effort may be conducted in person, by telephone, or by such other means as the Designated Representatives agree will tend to lead toward an amicable resolution of the Dispute. Should a Negotiation Effort fail to produce a resolution within the Negotiation Period, the parties may agree to extend the Negotiation Period for a fixed time if each agrees that such an extension could reasonably lead to an amicable resolution.

               (4) Mediation. Should a Negotiation Effort fail to produce a resolution within the Negotiation Period and any extension thereof, then either the Warrantholder or the Company, if wishing to further pursue resolution of the Dispute, must initiate mediation by providing to Judicial Arbitration Mediation Services ("JAMS"), or its successor, in Seattle, Washington and to the other party a written request for mediation pursuant to this Section, setting forth the subject of the Dispute and the relief requested within fifteen (15) days of the end of the Negotiation Period and any extension thereof. A mediation (the "Mediation") shall be conducted pursuant to the mediation procedures contained in the then published Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association ("AAA"). The Designated Representatives shall cooperate with JAMS and with one another in selecting a mediator from JAMS' panel of neutrals, but if the parties cannot agree on a mediator within seven (7) days from the date of the request for mediation then the parties shall each select a designee from among the JAMS panel of neutrals, and those designees shall in turn select, from among the JAMS panel of neutrals, the single mediator who shall conduct the mediation (the "Mediator"). The Mediator shall have experience with corporate law. The Mediation will be conducted within forty-five (45) days of the expiration of the Negotiation Period and any extension thereof unless otherwise agreed by the parties (the "Mediation Period"). The Mediator may conduct meetings or hearings in Seattle, Washington, or by telephone or teleconference, and request information from the parties as he or she deems necessary, and shall, if the matter remains unresolved through such mediation, issue written recommendations to the parties within fifteen (15) days of the end of the Mediation Period. The parties shall then confer and determine, within seven (7) days of the issuance of the mediator's written recommendations, whether the mediator's recommendations are agreeable to the Company and the Warrantholder. Each party shall bear its own costs of the Mediation, and the mediator's fee shall be divided evenly between the Warrantholder and the Company. The parties agree that Federal and State Evidence Rule 408 shall apply to all statements, information and documents exchanged or discussed as part of the negotiation or mediation processes herein in any arbitration or litigation proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in the Negotiation Effort or Mediation.

               (5) Binding Arbitration.

                    (i) If after the mediation procedures called for in this
Section 16(b), the Dispute remains unresolved, either party, if wishing to further pursue a resolution of the Dispute, must initiate binding arbitration, before a single arbitrator, by providing to JAMS, or its successor, in Seattle, Washington and to the other party a written request for binding arbitration pursuant to this Section, setting forth the subject of the Dispute and the relief requested within thirty (30) days of the expiration of the seven day period following the issuance of the Mediator's written recommendations.

                    (ii) The parties shall then cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, but if the parties cannot agree on an arbitrator within seven (7) days, then each party shall select a designee from among the JAMS panel of neutrals, and those designees shall in turn select, from among the JAMS panel of neutrals, the single arbitrator who shall hear the matter in arbitration (the "Arbitrator"). The Arbitrator shall have experience with corporate law.

                    (iii) The arbitration shall be conducted in Seattle, Washington under the arbitration rules contained in the then published Commercial Arbitration Rules and Mediation Procedures of the AAA, except as such are inconsistent with the explicit provisions herein (the "Arbitration"). The arbitration hearing shall be conducted within thirty (30) days of the appointment of the Arbitrator unless otherwise agreed by the parties (the "Arbitration Period").

                    (iv) The Arbitrator shall have full discretion to regulate discovery so as to provide for prompt, efficient, and fair resolution of the claims, disputes and matters in question; consistent with this and the timelines above, discovery may be had by either party pursuant to the provisions of the Federal Rules of Civil Procedure. During the conduct of the arbitration proceedings, the Arbitrator shall have full discretion concerning the admissibility and relevance of evidence, being guided in exercising such discretion by the principles set out in the Federal Rules of Evidence rather than any other body of evidentiary law as defined by state common law, codes or rules of evidence.

                    (v) The Arbitrator shall, within thirty (30) days following the close of the Arbitration Period, issue an award that shall be binding upon the parties and judgment on the award may be entered in any court of appropriate jurisdiction. The arbitration award must be in writing and must explain the reasons for the decision. The Arbitrator may, but will not be bound to, make findings of fact or conclusions of law. Each party shall bear its own costs in such arbitration, and the Arbitrator's fee shall be divided evenly between the Company and the Warrantholder.

               (6) Interim Payment of Fees and Expenses. The Company and the Warrantholder agree and understand that during any mediation or arbitration conducted pursuant to this Section 16(b), JAMS may, from time to time, assess each party for its share of JAMS' fees and expenses and the fees and expenses of the Mediator or Arbitrator; it is also understood that JAMS will likely make such requests for payment in advance of the various stages of the proceedings conducted by the Mediator or Arbitrator. If any such request for fees and expenses is not honored promptly by a party (a "Default"), and such Default results in the delay or postponement of any scheduled activities (e.g., discovery, pre-hearing conferences, hearings, etc.), then (i) if during mediation, at the written election of any party not in Default the Mediation Period may be deemed to be terminated immediately, and (ii) if during arbitration the Arbitrator may receive submissions from the parties and factual information from JAMS about amounts due and owing by the parties. Upon consideration thereof, the Arbitrator is authorized to issue written conclusions that the Default constitutes a breach by the defaulting party of its obligation to arbitrate in good faith and to issue an award of sanctions (up to and including entry of a default judgment) against such party based on that conclusion (a "Default Award"). Any Default Award shall be binding upon the parties as an independent final arbitration award on the issue of that Default and judgment on the award may be entered in any court of appropriate jurisdiction. In the case of an arbitration proceeding, the non-defaulting party may elect to proceed with arbitration under the relevant procedures contained in the then published Commercial Arbitration Rules and Mediation Procedures of the AAA for conducting arbitration in the absence of a party or representative.

               (7) Confidentiality. The negotiation, mediation and arbitration proceedings will be private and confidential. The parties shall not disclose the pleading, discovery materials, transcripts, testimony, documents or other information created, produced or presented in the negotiation, mediation or arbitration to the press, the public or to any third person, except to legal counsel and their employees, experts and others who need to know such information in order to assist in the presentation of or participation in negotiation, mediation or arbitration, without written consent of the other parties or order of the Arbitrator. Nothing in this provision shall be deemed to restrict a party's use or disclosure of documents (i) which are its own, (ii) which are or have been lawfully obtained independent of discovery in the negotiations, mediation, or arbitration, (iii) which are or become generally available to the public through no act of the receiving party, (iv) which have been lawfully obtained from a source other than the other party, (v) which are reasonably necessary to be disclosed in connection with a proceeding or lawsuit contemplated by this Section 16(b), or (vi) which are required to be disclosed by law, court order or subpoena. The Arbitrator may impose such sanctions as are deemed by the Arbitrator to be appropriate for violation of this provision.

     Section 17. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that (i) the closing bid price of a share of Common Stock as traded on Nasdaq (or such other exchange, stock market or quotation service on which the Common Stock may then be primarily listed or quoted) equals or exceeds $1.25 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days; or (ii) holders of at least 50% of the aggregate Warrant shares of this series elect to voluntarily exercise or convert such Warrant share to common stock pursuant to the procedures set forth in Section 3, the Company, upon thirty (30) days prior written notice (the "Notice Period") given to the Warrantholder immediately following such twenty (20) trading day period, may demand that the Warrantholder exercise its rights hereunder, and the Warrantholder must exercise its rights prior to the expiration of the Notice Period or if such exercise is not made or if only a partial exercise is made, any and all rights to further exercise rights hereunder shall cease upon the expiration of the Notice Period; provided, however, that the Company simultaneously calls all Warrants of this series on the same terms.

     Section 18. Registration Rights. In the event that the Company, during the term of this Warrant, engages in a Qualifying Financing, as such term is defined in the secured convertible promissory note dated of even date herewith, and investors purchasing such Qualifying Financing receive registration rights with respect to securities purchased in that financing, then the Warrantholder shall be entitled to registration rights with respect to the shares receivable under this Warrant, such rights to be not less favorable to the Warrantholder than those afforded to investors in the Qualifying Financing.

     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 20. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Warrants of this series (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ______ day of November 2003.

                                        NORTHWEST BIOTHERAPEUTICS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A
                         NORTHWEST BIOTHERAPEUTICS, INC.
                              WARRANT EXERCISE FORM

To: Northwest Biotherapeutics, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_____________________________________
Name
_____________________________________
Address
_____________________________________
_____________________________________
Federal Tax ID or Social Security No.

and delivered by (certified mail to the above address, or (electronically (provide DWAC instructions:___________________), or (other (specify):
______________________________), and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____


Note: The signature must correspond     Signature:
with the name of the registered                    -----------------------------
holder as written on the first page
of the Warrant in every particular,     ----------------------------------------
without alteration or enlargement or    Name (please print)
any change whatever, unless the
Warrant has been assigned.              ----------------------------------------

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Federal Identification or
                                        Social Security No.


                                        Assignee:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                               FIRST AMENDMENT TO
                       WARRANTS TO PURCHASE COMMON SHARES

     THIS FIRST AMENDMENT TO WARRANTS TO PURCHASE COMMON SHARES (the "AMENDMENT") is made and entered into as of April 25, 2004, by and among NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and the undersigned holders of Warrants (as defined below) to acquire shares of the Company's common stock (each a "WARRANTHOLDER" and, collectively, the "WARRANTHOLDERS"). When signed by the holders of at least 50% of the common stock subject to Warrants (as defined below) this Amendment will amend each of the Warrants.

                                    RECITALS

     WHEREAS, the Company and the undersigned Warrantholder(s) desire to amend all of the Company Warrants to Purchase Common Shares, of series Nos. BR-1 through BR-5, each dated as of November 13, 2003 (each, a "WARRANT" and, collectively, the "WARRANTS"), as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 8(a) of each Warrant is hereby amended and restated in its entirety as follows:

          "(a) In the event of changes in the Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Warrant Shares available under this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted to give the Warrantholder, on exercise for the same Aggregate Warrant Price, the total number, class, and kind of shares as the Warrantholder would have owned had this Warrant been exercised prior to the event and had the Warrantolder continued to hold such shares until after the event requiring adjustment. Notwithstanding the foregoing, no adjustment to the number of Warrant Shares or the Warrant Price shall be made in the event of an issuance or deemed issuance of securities for consideration below the then current Warrant Price pursuant to this Section 8(a). For purposes of this
     Section 8(a), the "AGGREGATE WARRANT PRICE" shall mean the aggregate Warrant Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant."

2. The first paragraph of Section 8(d) of each Warrant is hereby amended and restated in its entirety to read as follows:

          "Except as provided in subsections (e) and (f) of this Section 8, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (d)(l) through (d)(6) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold, but in no event shall the Warrant Price be reduced to less than the lesser of $0.10 per share (subject to adjustment as provided in Section 8(a)) or 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Convertible Preferred Stock, par value $0.001 per share as contemplated by that certain Recapitalization Agreement dated as of April 26, 2004 between the Company and Toucan Capital Fund II, L.P.; provided, however, that in no event will the Warrant Price be less than $.04 per share (subject to adjustment as provided in Section 8(a))"

3. Section 8(f) of each Warrant is hereby amended and restated in its entirety to read as follows:

          "Anything to the contrary herein notwithstanding, in no event shall the then existing Warrant Price be reduced to less than the lesser of $0.10 per share (subject to adjustment as provided in Section 8(a)) or 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale by the Company of Convertible Preferred Stock, par value $0.001 per share as contemplated by that certain Recapitalization Agreement dated as of April 26, 2004 between the Company and Toucan Capital Fund II, L.P.; provided, however, that in no event will the Warrant Price be less than $.04 per share (subject to adjustment as provided in Section 8(a)) pursuant to the adjustments provided for in
     Section 8(d)."

4. Sections 8(b) and 8(c) of each Warrant are hereby deleted in their entirety.

5.   Section 18 of each Warrant is hereby deleted in its entirety.

6. All other terms and conditions of the Warrants shall be unaffected hereby and remain in full force and effect.

7. This Amendment shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

8. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]


                                       2.

     IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES as of the date first above written.

                                        COMPANY:

                                        NORTHWEST BIOTHERAPEUTICS, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WARRANTHOLDERS:


                                        /s/ Alton L. Boynton
                                        ----------------------------------------
                                        Alton L. Boynton


                                        /s/ Marnix L. Bosch
                                        ----------------------------------------
                                        Marnix L. Bosch


                                        /s/ Eric H. Holmes
                                        ----------------------------------------
                                        Eric H. Holmes


                                        /S/ Larry L. Richards
                                        ----------------------------------------
                                        Larry Richards

              FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES